Exhibit 23.1


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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Mueller Industries, Inc. 2002 Stock Option Plan of our report dated February 5, 2002, with respect to the consolidated financial statements of Mueller Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 29, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Memphis Tennessee
June 20, 2002